Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $200,000,000 aggregate principal amount of Floating Rate Senior Notes due 2006 of Puget Sound Energy, Inc., registered pursuant to the registration statement (Registration No. 333-111810-01) on Form S-3 filed on January 9, 2004, other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$16,000
Printing and engraving expenses	11,000
Legal fees and expenses	100,000
Accounting fees and expenses	15,000
Rating Agency expenses	40,000
Miscellaneous	18,000
Total	$200,000